SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, D.C. 20549


                                     FORM 8-K


                                  CURRENT REPORT


                      PURSUANT TO SECTION 13 OR 15(d) OF THE


                   SECURITIES EXCHANGE ACT OF 1934, AS AMENDED


         Date of Report (Date of earliest event reported):  February 2,
         1996



                                 F.N.B. CORPORATION
              (Exact name of registrant as specified in its charter)


              Pennsylvania            0-8144             25-1255406
         (State of                  (Commission         (IRS Employer
         Incorporation)            File Number)     Identification No.)




                    Hermitage Square, Hermitage, Pennsylvania    16148
                     (Address of principal executive offices)   Zip Code



                                   (412) 981-6000
               (Registrant's telephone number, including area code)







                     INFORMATION TO BE INCLUDED IN THE REPORT


         ITEM 5.   OTHER EVENTS.

                   On February 2, 1996, F.N.B. Corporation ("FNB"), a corporation organized and existing under the laws of the Com-monwealth of Pennsylvania and registered as a bank holding com-pany under the Bank Holding Company Act of 1956, as amended (the "BHCA"), Lambda Corporation ("Lambda"), a Florida corpora-tion and wholly-owned subsidiary of FNB, and Southwest Banks, Inc. ("Southwest"), a corporation organized and existing under the laws of the State of Florida and registered as a bank hold-ing company under the BHCA, entered into an Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which Lambda will be merged with and into Southwest, with Southwest as the surviving corporation (the "Merger"). The Board of Directors of both FNB and Southwest approved the Merger Agreement and the transactions contemplated thereby at their respective meetings held on February 2, 1996.

                   In accordance with the terms of the Merger Agreement, each share of Southwest common stock, par value $.10 per share ("Southwest Common Stock"), outstanding immediately prior to the effective time of the Merger (the "Effective Time") will be converted into the right to receive 0.78 of a share (the "Ex-change Ratio") of FNB common stock, par value $2.00 per share ("FNB Common Stock").

                   The Merger is intended to constitute a tax-free reor-ganization under the Internal Revenue Code of 1986, as amended, and to be accounted for as a pooling of interests.

                   The Merger Agreement contemplates that each stock option, warrant or other right to purchase shares of Southwest Common Stock under Southwest's stock option and other stock plans or agreements (each a "Southwest Plan"), will be con-verted into and become a right to purchase shares of FNB Common Stock in accordance with the terms of the Southwest Plan and Southwest option, warrant or other right agreement by which it is evidenced, except that from and after the Effective Time (i) the number of shares of FNB Common Stock subject to each South-west option, warrant or right shall be equal to the number of shares of Southwest Common Stock subject to such option, war-rant or right immediately prior to the Effective Time multi-plied by the Exchange Ratio, and (ii) the per share exercise price of FNB Common Stock purchasable thereunder or upon which the amount of a cash payment is determined shall be that speci-fied in the Southwest option, warrant or right divided by the Exchange Ratio.


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                   Each holder of Southwest Common Stock or of a South-
         west option, warrant or right who would otherwise be entitled to receive a fractional share of FNB Common Stock (after taking into account all of a shareholder's certificates) will receive, in lieu thereof, the equivalent cash value of such fractional share, without interest.

                   Consummation of the Merger is subject to various con-ditions, including: (i) receipt of approval by the sharehold-ers of Southwest of the Merger Agreement and the Merger, as required to be approved under Florida law; (ii) receipt of cer-tain regulatory approvals from the Board of Governors of the Federal Reserve System and the Department of Banking and Finance of the State of Florida; (iii) receipt of opinion of counsel as to the tax-free nature of certain aspects of the Merger; (iv) receipt of a letter from Ernst & Young, LLP, FNB's independent public accountants relating to the pooling of interests accounting treatment of the Merger; (v) Southwest's cumulative earnings (subject to certain adjustments) since December 31, 1995 through the close of the most recent calendar quarter must be greater than or equal to the amount equal to $500,000 multiplied by the number of calendar quarters which have passed since December 31, 1995; and (vi) satisfaction of certain other conditions. If the price of FNB Common Stock falls below $19 at any time during the ten day period commencing two days after the Board of Governors of the Federal Reserve Bank approves the merger, Southwest may, under certain circumstances, give notice of termination of the Agreement, unless FNB determines, in its discretion, to increase the Exchange Ratio pursuant to an adjustment formula specified in the Merger Agreement and Southwest permits such a revision of the Exchange Ratio.

                   The Merger Agreement and the Merger will be submitted for approval at a meeting of the shareholders of Southwest. Prior to such meeting, FNB will file a registration statement with the Securities and Exchange Commission registering under the Securities Act of 1933, as amended, the FNB Common Stock to be issued in exchange for the outstanding shares of Southwest Common Stock in the Merger.

                   The preceding description of the Merger Agreement is qualified in its entirety by reference to the copy of the Merger Agreement included as Exhibit 1 to this Current Report on Form 8-K dated February 2, 1996 and filed on February 9, 1996 (the "Current Report") and which is incorporated by refer-ence.












                   Immediately after executing the Merger Agreement, FNB and Southwest entered into a Stock Option Agreement, dated Feb-ruary 2, 1996 (the "Stock Option Agreement"), pursuant to which Southwest granted to FNB an option to purchase, under certain circumstances and subject to certain adjustments, up to 727,163 shares of Southwest Common Stock at a price, subject to certain adjustments, of $15 per share (the "FNB Option"). The FNB Op-tion, if exercised, would equal, before giving effect to the exercise of the FNB Option, 19.9% of the total number of shares of Southwest Common Stock outstanding as of its date of exer-cise. The FNB Option was granted by Southwest as a condition and inducement to FNB's willingness to enter into the Merger Agreement. Under certain circumstances, Southwest may be re-quired to repurchase the FNB Option or the shares acquired pur-suant to the exercise of the FNB Option.

                   The preceding description of the Stock Option Agree-ment is qualified in its entirety by reference to the copy of the Stock Option Agreement included as Exhibit 2 to this Cur-rent Report and which is incorporated by reference.

                   On February 5, 1996, FNB announced the anticipated Merger and the terms of the Merger Agreement with Southwest. A copy of the FNB press release is attached hereto as Exhibit 3.




























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         ITEM 7.  Financial Statements and Exhibits.

              (c)  Exhibits

                              Description

                    1 Agreement and Plan of Merger, dated as of February 2, 1996, by and between F.N.B. Corporation, Lambda Corporation, and Southwest Banks, Inc.

                    2 Stock Option Agreement, dated February 2, 1996, between Southwest Banks, Inc., as issuer and F.N.B. Corporation, as grantee.

                    3 Press release, dated February 5, 1996, issued by F.N.B. Corporation.



































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                                    Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly autho-rized.


                                          F.N.B. CORPORATION
                                          (Registrant)


                                          By:  /s/John D. Waters
                                               Name: John D. Waters
                                               Title: Vice President and
                                               Chief Financial Officer




         Dated:  February 9, 1996






































                                  EXHIBIT INDEX

         Exhibit No.          Description of Exhibit

             1 Agreement and Plan of Merger, dated as of February 2, 1996, by and between F.N.B. Corporation, Lambda Corporation, and Southwest Banks, Inc.

             2 Stock Option Agreement, dated February 2, 1996, between Southwest Banks, Inc., as issuer and F.N.B. Corporation, as grantee.

             3 Press release, dated September 5, 1996, issued by F.N.B. Corporation.





































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